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                                                                    Exhibit 10.1

                             AMENDMENT NO. 3 TO THE
                                CREDIT AGREEMENT


                                                       Dated as of March 6, 2002

                  AMENDMENT NO. 3 TO THE CREDIT AGREEMENT among NTELOS Inc. (formerly known as CFW Communications Company), a Virginia corporation (the "Borrower"), the banks, financial institutions and other institutional lenders parties to the Credit Agreement referred to below (collectively, the "Lenders"), Morgan Stanley Senior Funding, Inc., as Administrative Agent (the "Agent"), First Union National Bank, as Syndication Agent, Suntrust Bank, as Documentation Agent, Bank of America, N.A. and Branch Banking and Trust Company, as Co-Managing Agents and Morgan Stanley & Co. Incorporated, as Collateral Agent.

                  PRELIMINARY STATEMENTS:

                  (1) The Borrower, the Lenders and the Agent have entered into a Credit Agreement dated as of July 26, 2000, as amended by Amendment No. 1 dated as of July 23, 2001 and as further amended by Amendment No. 2 dated as of November 14, 2001 (such Credit Agreement, as so amended, being the "Credit Agreement"). Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Credit Agreement.

                  (2) The Borrower has requested that the Required Lenders agree to amend the Credit Agreement as herein provided and to consent to certain amendments to the bylaws of the Borrower.

                  (3) The Required Lenders are, on the terms and conditions stated below, willing to grant the request of the Borrower and the Borrower and the Required Lenders have agreed to amend the Credit Agreement as hereinafter set forth.

                   SECTION 1.  Amendments to the Credit Agreement

                  . The Credit Agreement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 3, hereby amended as follows:

                  (a)      Section 1.01 is amended as follows:

                  (i)      The definition of "Interest Expense" contained in
Section 1.01 is amended by inserting at the end of such definition, immediately before the period, the following: "and including all amendment fees paid by the Borrower during such period in respect of Debt under this Agreement".

                  (ii)     The definition of "Net Cash Proceeds" contained in
Section 1.01 is amended by deleting the following text from the end thereof: "; provided further that Net Cash Proceeds shall not include any such cash receipts to the extent such cash receipts are reinvested in the business of the Borrower and its Subsidiaries within 12 months following the date of receipt";

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                  (iii)    The definition of "Subscribers" contained in Section
1.01 is amended by substituting for the words "60 days" where they appear therein, the words "90 days"; and

                  (iv)     The following new definitions are added to such
Section 1.01 in the appropriate alphabetical position:

                  "Capital Expenditures Report" means a report substantially in the form of Exhibit M hereto.

                  "Cash Reconciliation Report" has the meaning specified in
Section 5.03(p)."

                  "Cash Report" has the meaning specified in Section 3.02(b)."; and

                  "Subscriber Report" has the meaning specified in Section 5.03(p)."

                  (b) Exhibit B to the Credit Agreement is amended and restated in its entirety to read as Exhibit B hereto.

                  (c)      Section 2.02(a) is amended as follows:

                  (i) By substituting for the phrase "third Business Day" where it appears in the third line thereof the phrase "fifth Business Day";

                  (ii) By substituting for the phrase "first Business Day" where it appears in the fourth line thereof the phrase "third Business Day";

                  (iii) By inserting in the fifth line thereof, immediately after the words "Base Rate Advances", the following parenthetical: "(provided, that in the case of a Borrowing consisting of Base Rate Advances the proceeds of which are to be used solely for purposes of repaying Swing Line Advances, such notice may be given on the first Business Day prior to the date of the proposed Borrowing)";

                  (iv) By inserting in the eighth line thereof, immediately before the words "shall be by telephone", the following: "(A)"; and

                  (v) By inserting in the twelfth line thereof, immediately after the words "(v) in the case of a Borrowing consisting of Eurodollar Rate Advances, initial Interest Period for such Advances", the following: "and (B) shall be accompanied by the certificate of the Chief Financial Officer of the Borrower required by Section 3.02(b)".

                  (d) Exhibit J hereto is added as Exhibit J to the Credit Agreement.

                  (e) The first sentence of Section 2.06(b)(ii) is amended and restated in its entirety to read as follows:

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                  "(ii) The Borrower shall, (A) promptly upon but in no event later than three Business Days after receipt of the Net Cash Proceeds by the Borrower or any of its Subsidiaries from the sale, lease, transfer or other disposition of any assets of the Borrower or any of its Subsidiaries (other than any sale, lease, transfer or other disposition of assets pursuant to clause (i) or (ii) of Section 5.02(e)), prepay an aggregate principal amount of the Advances comprising part of the same Borrowings in an amount equal to the amount of such Net Cash Proceeds; provided that, except as provided below, no prepayment shall be required to be made upon receipt of Net Cash Proceeds from the sale, lease, transfer or other disposition of any assets of the Borrower or any of its Subsidiaries pursuant to clause (iii), (iv), (v) or (vi) of Section 5.02(e) to the extent that such Net Cash Proceeds are reinvested in the business of the Borrower and its Subsidiaries within one year of the receipt thereof; provided further, however, the Borrower shall, promptly upon but in no event later than three Business Days after receipt of any Net Cash Proceeds from the sale, lease, transfer or other disposition of any assets of the Borrower or any of its Subsidiaries pursuant to clause (iii) or (vi) of Section 5.02(e), prepay an aggregate principal amount of the Advances comprising part of the same Borrowings in an amount equal to 50% of the amount by which the aggregate Net Cash Proceeds from all sales, leases, transfers or other dispositions of any assets of the Borrower or any of its Subsidiaries pursuant to clauses (iii) and
(vi) of Section 5.02(e) exceeds $50 million and (B) on the date of receipt of the Net Cash Proceeds by the Borrower or any of its Subsidiaries from any Extraordinary Receipt received by or paid to or for the account of the Borrower or any of its Subsidiaries and not otherwise included in clause (A) above, prepay an aggregate principal amount of the Advances comprising part of the same Borrowings in an amount equal to the amount of such Net Cash Proceeds."

                  (f)      Section 3.02 is amended as follows:

                  (i) Section 3.02(a) is amended by (x) deleting the word "and" at the end of clause (i) thereof, (y) inserting at the end of clause (ii) thereof the word "and" and (z) inserting at the end of such Section the following clause (iii):

                  "(iii)   the relevant Cash Report shall reflect cash on hand
(after giving effect to such Borrowing and to any proposed disbursements) of not more than $5,000,000."; and

                  (ii)     A new subsection (b) is inserted immediately after
Section 3.02(a) to read as follows (and the existing subsection "(b)" of Section
3.02 is accordingly redesignated "(c)"):

                  "(b)    The Administrative Agent and each of the Lenders shall
have received at the time of delivery of the Notice of Borrowing in respect of such proposed Borrowing a certificate of the Chief Financial Officer of the Borrower containing (A) a report in the form of Exhibit J hereto (each such report, a "Cash Report"), (B) certifying that all of the cash receipts, the disbursements and the proposed disbursements of cash set forth in such Cash Report have occurred or will occur in the ordinary course of business, consistent with past practices and are or will be in accordance with the Loan Documents and the forecast most recently delivered pursuant to Section 5.03(d) and (C) certifying as to the Senior Secured Debt to Total Capital of the Borrower pursuant to Section 5.04(a)(i) after giving pro forma effect to such Borrowing and setting forth the calculations used to arrive at such figure;".

                  (g)      Section 5.02(e) is amended as follows:

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                  (i)      Clause (iii) of Section 5.02(e) is amended in its
entirety to read as follows:

                  "(iii)   sales of assets listed on Schedule 5.02(e)(iii)
hereto for fair value, provided that at least 75% of the consideration for each such sale shall be in cash;";

                  (ii) Schedule 5.02(e)(iii) hereto is added as Schedule 5.02(e)(iii) to the Credit Agreement;

                  (iii) Schedule 5.02(e) to the Credit Agreement is redesignated "Schedule 5.02(e)(iv)", and each reference to "Schedule 5.02(e)" in the Credit Agreement is amended to read "Schedule 5.02(e)(iv)";

                  (iv)     (x) the word "and" is deleted from the end of clause
(iv) of Section 5.02(e), (y) the word "and" is added to the end of clause (v) of
Section 5.02(e) and (z) the following clause (vi) is added to Section 5.02(e) immediately after clause (v):

                  "(vi)    sales of assets for fair value in an aggregate amount
not to exceed $15 million, provided that at least 75% of the consideration for each such sale shall be in cash; and provided further, that the consideration received for any single transaction or series of related transactions pursuant to this clause (vi) shall not exceed $3 million";

                   (v) the proviso at the end of Section 5.02(e) is amended by substituting for the words "clause (iii), (iv) or (v)" where they appear therein the following: "clause (iii), (iv), (v) or (vi)"; and

                   (vi) the following additional proviso is inserted at the end of Section 5.02(e), immediately before the period: "; and provided further, that promptly and in no event later than three Business Days after the date of each sale, lease, transfer or other disposition of assets pursuant to this
Section 5.02(e), the Borrower shall deliver to the Administrative Agent a certificate of the Chief Financial Officer of the Borrower certifying (A) that attached to such certificate are revised Schedules 5.02(e)(iii) and 5.02(e)(iv), as applicable, reflecting which transactions on such schedule have been consummated since (x) in the case of Schedule 5.02(e)(iii), March 6, 2002 and (y) in the case of Schedule 5.02(e)(iv), the Effective Date; (B) that such sale of assets has occurred in accordance with the terms of this Section 5.02(e) (and setting forth the percentage of the proceeds of such sale received in cash and the total consideration received for each single transaction or series of related transactions) and (C) as to the aggregate amount of proceeds received up to and including the date of such sale in respect of sales of assets pursuant to clause (iii) and (vi) of this Section 5.02(e)".

                   (h) Section 5.03 is amended by inserting at the end thereof the following additional subsection (p):

                  "(p)      Monthly Financials. (i) As soon as available and in
no event later than the last day of each month, a Consolidated balance sheet of the Borrower and its Subsidiaries as of the end of the previous month and Consolidated and consolidating statements of income and a Consolidated Capital Expenditures Report of the Borrower and its Subsidiaries for such previous month and Consolidated and consolidating statements of income and a Consolidated Capital Expenditures Report of the Borrower and its Subsidiaries for the period commencing at the end

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of the previous Fiscal Year and ending with the end of such previous month, setting forth (A) in each case in comparative form the corresponding figures for such month from the forecast most recently delivered pursuant to Section 5.03(d); (B) EBITDA for such month and the calculations used to arrive at such EBITDA figure; (C) a report in the form of Exhibit K hereto (a "Subscriber Report"); and

                  "(ii) as soon as available but in no event later than ten Business Days after the end of each month, a report in the form of Exhibit L hereto (a "Cash Reconciliation Report") demonstrating that within five Business Days after the end of such month, the total amount of cash on hand of the Borrower and its Subsidiaries was not more than the amount permitted by Section 5.04(a)(vi) or 5.04(b)(v), as applicable, all in reasonable detail and duly certified by the Chief Financial Officer of the Borrower."

                   (i) Exhibits K, L and M hereto are added as Exhibits K, L and M, respectively, to the Credit Agreement.

                   (j) Section 5.04 is amended and restated in its entirety to read as follows:

                  "SECTION 5.04. Financial Covenants. So long as any Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder:

                  (a)      Until the Transition Date:

                  (i) Senior Secured Debt to Total Capital. The Borrower will not permit the ratio of Consolidated Debt for Borrowed Money of the Borrower and its Subsidiaries (other than Subordinated Debt and any other Debt for Borrowed Money that is not secured by Liens on any asset or property of the Borrower and its Subsidiaries) to Total Capital in each case on any day on which a Borrowing occurs and the last day of each fiscal quarter of the Borrower to exceed 35%.

                  (ii) Total Debt to Total Capital. The Borrower will not permit the ratio of Total Debt to Total Capital in each case on any day on which a Borrowing occurs and the last day of each fiscal quarter of the Borrower to exceed 75%.

                  (iii) Service Revenue. The Borrower will not permit Aggregate Service Revenue for the four fiscal quarter period ending at the end of each fiscal quarter of the Borrower set forth below to be less than Aggregate Service Revenue set forth opposite such date:

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                                              Minimum Aggregate
                Quarter Ending                 Service Revenue

                  6/30/01                        $160 million
                  9/30/01                        $172 million
                 12/31/01                        $186 million
                  3/31/02                        $198 million
                  6/30/02                        $211 million
                  9/30/02                        $223 million
                 12/31/02                        $236 million

                   (iv) Subscribers. The Borrower will not permit the number of Subscribers for the fiscal quarter of the Borrower ending on the date set forth below to be less than the number of Subscribers set forth opposite such date:

                                                     Minimum
                     Date                          Subscribers

                     6/30/01                       157 thousand
                     9/30/01                       187 thousand
                    12/31/01                       201 thousand
                     3/31/02                       212 thousand
                     6/30/02                       224 thousand
                     9/30/02                       241 thousand
                    12/31/02                       258 thousand

                  (v) Minimum EBITDA. The Borrower will not permit EBITDA for the four fiscal quarter period ending at the end of each fiscal quarter of the Borrower set forth below to be less than EBITDA set forth opposite such date:

                                                   Minimum
                          Date                      EBITDA

                        12/31/01                  $17 million
                         3/31/02                 $21.5 million
                         6/30/02                 $28.2 million
                         9/30/02                 $36.8 million
                        12/31/02                 $49.6 million

                  (vi) Maximum Cash. The Borrower will not permit the amount of cash of the Borrower and its Subsidiaries on hand on the last day of any calendar month to exceed $5 million; provided that it shall not be a default under this clause (vi) if within five Business Days after the end of such month the Borrower shall have made disbursements permitted by the Loan Documents in an aggregate amount sufficient to reduce the amount of cash on hand to an amount permitted by this clause (vi).

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                  (b)      After the Transition Date, the Borrower will:

                  (i) Leverage Ratio. Maintain at the end of each fiscal quarter of the Borrower set forth below, a Leverage Ratio of not more than the ratio for such quarter set forth below:

                     Quarter Ending                           Ratio

                         3/31/03                              9.00x
                         6/30/03                              7.50x
                         9/30/03                              7.00x
                        12/31/03                              7.00x

           Each fiscal quarter in the Fiscal Year ending:

                        12/31/04                              5.00x
                        12/31/05                              3.75x
                        12/31/06                              3.75x
                        12/31/07                              3.75x
                        12/31/08                              3.75x

                  (ii) Senior Leverage Ratio. Maintain at the end of each fiscal quarter of the Borrower set forth below, a Senior Leverage Ratio of not more than the ratio for such year set forth below:

                         Quarter Ending                  Ratio

                             3/31/03                     4.25x
                             6/30/03                     3.50x
                             9/30/03                     3.25x
                            12/31/03                     3.00x

           Each fiscal quarter in the Fiscal Year ending:

                            12/31/04                     2.50x
                            12/31/05                     2.50x
                            12/31/06                     2.50x
                            12/31/07                     2.50x
                            12/31/08                     2.50x;

                  (iii) Interest Coverage Ratio. Maintain at the end of each fiscal quarter of the Borrower ending during the year set forth below, an Interest Coverage Ratio of not less than the ratio for such year set forth below:

                           Year Ending              Ratio

                            12/31/03                 1.25x
                            12/31/04                 1.50x
                            12/31/05                 2.00x
                            12/31/06                 2.50x

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                            12/31/07                 2.50x
                            12/31/08                 2.50x

                  (iv) Fixed Charge Coverage Ratio. Maintain at the end of each fiscal quarter of the Borrower ending during the year set forth below, a Fixed Charge Coverage Ratio of not less than the ratio for such year set forth below:

                           Year Ending                Ratio

                             12/31/03                 1.25x
                             12/31/04                 1.50x
                             12/31/05                 1.75x
                             12/31/06                 2.25x
                             12/31/07                 2.50x
                             12/31/08                 2.50x


                  (v) Maximum Cash. The Borrower will not permit the amount of cash of the Borrower and its Subsidiaries on hand on the last day of any calendar month to exceed $5 million; provided that it shall not be a default under this clause (v) if within five Business Days after the end of such month the Borrower shall have made disbursements permitted by the Loan Documents in an aggregate amount sufficient to reduce the amount of cash on hand to an amount permitted by this clause (v)."

                   SECTION 2.        Consent

                  . In accordance with the provisions of Section 5.02(i), the Lender Parties hereby consent, effective as of October 8, 2001 and October 30, 2001, respectively, to the amendments to the Borrower's bylaws reflected in the constituent documents delivered pursuant to Section 3(b) hereof.

                   SECTION 3.        Conditions of Effectiveness

                  . This Amendment shall become effective as of the date first above written when, and only when,

                  (a)      the Agent shall have received

                  (i) counterparts of this Amendment executed by the Borrower and the Required Lenders or, as to any of the Lenders, advice satisfactory to the Agent that such Lender has executed this Amendment;

                  (ii) (A) Schedule 5.02(e)(iv) revised to reflect which asset dispositions contemplated by such schedule have already occurred and (B)
Schedule VI to the Security Agreement revised, as necessary, to reflect all bank accounts of the Loan Parties, showing the average daily balance of each such account for the three months prior to the date of this Amendment, each certified by the Chief Financial Officer of the Borrower;

                  (iii) evidence satisfactory to the Agent that each Lender executing this Amendment has received an amendment fee equal to 0.375% of such Lender's outstanding Advances and unused Commitments;

                  (iv) the consent attached hereto executed by each Loan Party; and

                  (v) such other information, certificates and documents as the Agent may reasonably have requested; and

                  (b) each of the Lender Parties shall have received a certificate of the Borrower signed on behalf of the Borrower by its Chief Executive Officer, President, a Vice President or Secretary, as of the date of this Amendment, certifying as to (i) the absence of any amendments to the articles of incorporation of the Borrower since December 4, 2000 and
     (ii) a true and correct copy of the bylaws of the Borrower as in effect on the date of such certificate.

                   SECTION 4. Representations and Warranties of the Borrower. The Borrower represents and warrants as follows:


                   (a) the representations and warranties contained in each Loan Document are correct on and as of the date hereof, before and after giving effect to this Amendment, as though made on and as of the date hereof, other than any such representations or warranties that by their terms, refer to a specific date, in which case, as of such specific date; and

                   (b) no Default has occurred and is continuing under the Credit Agreement, as amended hereby, or would result from this Amendment.

                   SECTION 5. Reference to and Effect on the Loan Documents. (a) On and after the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Credit Agreement, and each reference in the Notes and each of the other Loan Documents to "the Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment.

                   (b) The Credit Agreement, the Notes and each of the other Loan Documents, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Loan Parties under the Loan Documents, in each case as amended by this Amendment.

                   (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

                   SECTION 6. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

                   SECTION 7. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                              NTELOS INC.

                              By:
                                    -------------------------------------------


                              MORGAN STANLEY SENIOR FUNDING, INC.,
                              as Administrative Agent and as Lender

                              By:
                                    -------------------------------------------


                              LENDERS

                              By:
                                    -------------------------------------------


                              ETC.